Exhibit 99.1

Newpark Resources Names New Treasurer

METAIRIE, La., Feb. 14 /PRNewswire-FirstCall/ -- Newpark Resources, Inc. (NYSE: NR) announced today that Joseph L. Gocke, age 48, has been named Treasurer, effective February 12, 2007.

Paul Howes, Newpark’s President and Chief Executive Officer, stated, “We are extremely pleased to welcome Joe to our finance team and look forward to benefiting from his broad background. He brings over 20 years of professional financial expertise to Newpark and has numerous years of experience in the energy industry.”

Before joining Newpark, Mr. Gocke served as Treasurer of Weatherford International Ltd., an oilfield service company operating in approximately 100 countries, from 2003 to 2006 where he managed all treasury related matters and global banking relationships. For the previous five years, he served in several management positions, including Assistant Treasurer, at Aquila, Inc. He also has professional experience in public and project finance, strategic and financial consulting and engineering.

Mr. Gocke received a Masters of Business Administration from the University of Chicago Graduate School of Business and a Bachelor of Science in Chemical Engineering at the University of Illinois.

Newpark Resources, Inc. is a worldwide provider of drilling fluids, environmental waste treatment solutions, and temporary worksites and access roads for oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly Amendment No. 2 to its Annual Report on Form 10-K/A for the year ended December 31, 2005, and its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2006,, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the results of several class action and derivative lawsuits against Newpark and certain of our current and former directors and former officers; the results of the internal investigation into accounting matters by Newpark’s Audit Committee; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Contacts:	James E. Braun, CFO
Newpark Resources, Inc.
504-838-8222

Ken Dennard, Managing Partner
Dennard Rupp Gray & Easterly, LLC
ksdennard@drg-e.com
713-529-6600

SOURCE  Newpark Resources, Inc.
          -0-                                       02 /14/2007
          /CONTACT:  James E. Braun, CFO of Newpark Resources, Inc., +1-504-838- 8222; or Ken Dennard, Managing Partner of Dennard Rupp Gray & Easterly, LLC, +1-713-529-6600, ksdennard@drg-e.com/
          /Web site:  http://www.newpark.com /
          (NR)